



                                                                                                          EXHIBIT 12.4
                                                                                                                Page 1


                            THE TOLEDO EDISON COMPANY

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                               Year Ended December 31,
                                                                                  ------------------------------------------------
                                                          Jan 1-      Nov. 8-
                                                          Nov. 7,     Dec. 31,
                                                           1997        1997        1998          1999          2000         2001
                                                           ----        ----        ----          ----          ----         ----
                                                                                  (Dollars in Thousands)


EARNINGS AS DEFINED IN REGULATION S-K:                            |
   Income before extraordinary items..................  $ 41,769  |  $ 7,616      $106,582      $ 99,945      $137,233    $ 62,911
   Interest and other charges, before reduction                   |
     for amounts capitalized..........................    84,637  |   13,786        88,263        78,496        72,055      62,283
   Provision for income taxes.........................    33,921  |    5,782        72,696        56,821        76,991      39,642
   Interest element of rentals charged to income (a)..    87,850  |   14,945       100,245        98,445        96,358      92,108
                                                        --------  |  -------      --------      --------      --------    --------
     Earnings as defined..............................  $248,177  |  $42,129      $367,786      $333,707      $382,637    $256,944
                                                        ========  |  =======      ========      ========      ========    ========
                                                                  |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                       |
   Interest expense...................................  $ 84,637  |  $13,786      $ 88,263      $ 78,496      $ 72,055    $ 62,283
   Interest element of rentals charged to income (a)..    87,850  |   14,945       100,245        98,445        96,358      92,108
                                                        --------  |  -------      --------      --------      --------    --------
     Fixed charges as defined.........................  $172,487  |  $28,731      $188,508      $176,941      $168,413    $154,391
                                                        ========  |  =======      ========      ========      ========    ========
                                                                  |
CONSOLIDATED RATIO OF EARNINGS TO FIXED                           |
   CHARGES............................................      1.44  |     1.47          1.95          1.89          2.27        1.66
                                                            ====  |     ====          ====          ====          ====        ====



-------------------------

(a) Includes the interest component of Beaver Valley and Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.




                                                                                                          EXHIBIT 12.4
                                                                                                                Page 2



                                                      THE TOLEDO EDISON COMPANY

                                   CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                         STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                                               Year Ended December 31,
                                                                                  ------------------------------------------------
                                                          Jan 1-      Nov. 8-
                                                          Nov. 7,     Dec. 31,
                                                           1997        1997        1998          1999          2000         2001
                                                           ----        ----        ----          ----          ----         ----
                                                                                  (Dollars in Thousands)
                                                                 |
EARNINGS AS DEFINED IN REGULATION S-K:                           |
   Income before extraordinary items..................  $ 41,769 |   $ 7,616      $106,582      $ 99,945      $137,233    $ 62,911
   Interest and other charges, before reduction for              |
   amounts capitalized................................    84,637 |    13,786        88,263        78,496        72,055      62,283
   Provision for income taxes.........................    33,921 |     5,782        72,696        56,821        76,991      39,642
   Interest element of rentals charged to income (a)..    87,850 |    14,945       100,245        98,445        96,358      92,108
                                                        -------- |   -------      --------      --------      --------    --------
     Earnings as defined..............................  $248,177 |   $42,129      $367,786      $333,707      $382,637    $256,944
                                                        ======== |   =======      ========      ========      ========    ========
                                                                 |
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS                  |
   PREFERRED STOCK DIVIDEND REQUIREMENTS                         |
   (PRE-INCOME TAX BASIS):                                       |
   Interest expense...................................  $ 84,637 |   $13,786      $ 88,263      $ 78,496      $ 72,055    $ 62,283
   Preferred stock dividend requirements..............    19,435 |        --        13,609        16,238        16,247      16,135
   Adjustments to preferred stock dividends                      |
     to state on a pre-income tax basis...............    15,783 |        --         8,335        10,363        10,143      10,167
   Interest element of rentals charged to income (a)..    87,850 |    14,945       100,245        98,445        96,358      92,108
                                                        -------- |   -------      --------      --------      --------    --------
     Fixed charges as defined plus preferred stock               |
       dividend requirements (pre-income tax basis)...  $207,705 |   $28,731      $210,452      $203,542      $194,803    $180,693
                                                        ======== |   =======      ========      ========      ========    ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS             |
   PREFERRED STOCK DIVIDEND REQUIREMENTS                         |
   (PRE-INCOME TAX BASIS).............................      1.19 |      1.47          1.75          1.64          1.96        1.42
                                                            ==== |      ====          ====          ====          ====        ====


-------------------------

(a) Includes the interest component of Beaver Valley and Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.



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